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                             CERTIFICATE OF TRUST OF
                         DELAWARE GROUP EQUITY FUNDS II

         This Certificate of Trust of Delaware Group Equity Funds II, a business trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act"), sets forth the following:

         FIRST: The name of the business trust formed hereby is Delaware Group Equity Funds II.

         SECOND: The address of the registered office of the Trust in the State of Delaware is at 1209 Orange Street, Wilmington, Delaware 19801 and the name and address of the registered agent for service of process on the Trust in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended
         (15 U.S.C. ss.ss.80a-1 et seq.).

         FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         In witness whereof, the undersigned, being all of the trustees of Delaware Group Equity Funds II, have duly executed this Certificate of Trust as of the 17th day of December, 1998.


By:  /s/Wayne A. Stork                       By:  /s/Jeffrey J. Nick
     ---------------------------                  ------------------------------
        Wayne A. Stork                               Jeffrey J. Nick
        Trustee                                      Trustee

By:  /s/ Walter P. Babich                    By:  /s/John H. Durham
     ---------------------------                  ------------------------------
         Walter P. Babich                            John H. Durham
         Trustee                                     Trustee

By:  /s/Anthony D. Knerr                     By:  /s/Ann R. Leven
     ---------------------------                  ------------------------------
        Anthony D. Knerr                             Ann R. Leven
        Trustee                                      Trustee

By:  /s/W. Thacher Longstreth                By:  /s/Thomas F. Madison
     ---------------------------                  ------------------------------
        W. Thacher Longstreth                        Thomas F. Madison
        Trustee                                      Trustee

By: /s/Charles E. Peck
    ----------------------------
       Charles E. Peck
       Trustee